AMENDMENT TO FORM OF FACULTATIVE YRT SELF-ADMINISTERED REINSURANCE AGREEMENT

On January 1, 1992, Century Life of America (now "CUNA Mutual Life Insurance Company') and Frankona America Life Reassurance Company (now "Scottish Re Life Corporation") entered into a Form of Facultative YRT Self-Administered Reinsurance Agreement (the "Agreement").

On December 31, 2007, CUNA Mutual Life Insurance Company will merge into CUNA Mutual Insurance Society.

The parties agree that, effective December 31, 2007; (a) CUNA Mutual Life Insurance Company assigns the Agreement to CUNA Mutual Insurance Society, and
(b) all references to "CUNA Mutual Life Insurance Company" or "Century Life of America" in the Agreement will be changed to "CUNA Mutual Insurance Society."

The parties also agree that all references to Frankona Life Reassurance Company in the Agreement shall be changed to "Scottsh Re Life Corporation."

Agreed to and accepted:

CUNA Mutual Insurance Society                Scottish Re Life Corporation

By: /s/ Steven R. Suleski                    By: /s/ Lonny Meewes
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Name:   Steven R. Suleski                    Name:   Lonny Meewes
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Title:  Vice President                       Title: SVP
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Date:   Dec. 11, 2007                        Date: 12/18/07
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